Exhibit 99.1

SB Financial Group Announces Fourth Quarter 2025 Results

DEFIANCE, OH, January 29, 2026 -- SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial” or the “Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management, private client and title insurance services today reported earnings for the full year ended December 31, 2025.

Fourth Quarter 2025 Highlights compared to the fourth quarter of the prior year include:

●	GAAP net income and Diluted Earnings per Share (“DEPS”) were $3.9 million, or $0.63 per DEPS, an improvement from the $3.6 million, or $0.55 per DEPS in the prior-year quarter. Net Income, adjusted for Originated Mortgage Servicing Rights (“OMSR”), was $4.0 million, up 18.6 percent compared to $3.4 million for the prior-year period. Adjusted DEPS of $0.65 was also up 25.0 percent, from the adjusted prior year.

●	Net interest income of $12.7 million increased by 16.7 percent from $10.9 million reported in the prior-year quarter.

●	Loan growth of $133.9 million, or 12.8 percent from the prior-year quarter, with growth from the linked quarter of $70.0 million, or 6.3 percent. This marks the seventh consecutive quarter of sequential loan growth. Loan growth adjusted for the Marblehead acquisition was $115.7 and $70.0 million, from the prior year and linked quarters, respectively.

●	Deposit growth of $154.6 million, or 13.4 percent from the prior-year quarter, with an increase from the linked quarter of $44.7 million, or 3.5 percent. Adjusted for the Marblehead acquisition, total deposits increased $107.5 million from the prior year, or a 9.3 percent increase.

●	Tangible book value (“TBV”) per share ended the quarter at $18.00 up $2.00 per share or 12.5 percent from the prior-year quarter. Adjusted TBV now rests at $21.44 per share.

Twelve months ended December 31, 2025 Highlights compared to the same period of the prior year:

●	Net interest income rose to $48.5 million, representing a year-over-year improvement of 21.4 percent from $39.9 million for the twelve months ending December 31, 2024.

●	Total interest expense increased to $25.5 million, up by 4.3 percent from $24.4 million in the prior year period.

●	Net income increased to $14.0 million for the twelve months ending December 31, 2025, representing an improvement of 21.8% from $11.5 million in the prior year.

Earnings Highlights	Three Months Ended			Twelve Months Ended
($ in thousands, except per share & ratios)	Dec. 2025	Dec. 2024	% Change	Dec. 2025	Dec. 2024	% Change
Operating revenue	$16,420	$15,454	6.3%	$65,560	$56,939	15.1%
Interest income	19,272	16,847	14.4%	73,920	64,349	14.9%
Interest expense	6,560	5,950	10.3%	25,467	24,427	4.3%
Net interest income	12,712	10,897	16.7%	48,453	39,922	21.4%
Provision for credit losses	198	(76)	360.5%	1,306	124	953.2%
Noninterest income	3,708	4,557	-18.6%	17,107	17,017	0.5%
Noninterest expense	11,239	11,003	2.1%	46,999	42,959	9.4%
Net income	3,918	3,635	7.8%	13,974	11,470	21.8%
Adjusted Earnings per diluted share	0.65	0.52	25.0%	2.31	1.71	35.1%
Earnings per diluted share	0.63	0.55	14.5%	2.19	1.72	27.3%
Adjusted Return on Avg. Assets	1.02%	1.02%	0.0%	0.98%	0.84%	16.7%
Return on average assets	1.01%	1.04%	-2.9%	0.93%	0.84%	10.7%
Adjusted Return on Avg. Equity	11.43%	10.38%	10.1%	10.98%	9.16%	19.9%
Return on average equity	11.08%	11.07%	0.1%	10.38%	9.19%	12.9%

“Net income for the fourth quarter was $3.9 million, a 7.8 percent increase from the prior-year quarter, with the GAAP DEPS of $0.63 up 14.5 percent from the prior year,” said Mark A. Klein, Chairman, President, and CEO. This marks 60 consecutive quarters of profitability, which also included the third full quarter of contribution from the Marblehead acquisition, which continues to strengthen our liquidity profile and further extended our market presence in Northern Ohio.

Net interest income for the quarter grew by $1.8 million to $12.7 million compared to the previous year, driven by strong loan growth, rising loan yields, and more stable funding costs. Total loans increased by $133.9 million, compared to the prior year, and by $70.0 million from the linked quarter. On an organic basis, excluding the Marblehead acquisition, loan balances increased $115.7 million from the prior year. Deposits increased $154.6 million, or 13.4 percent, to $1.31 billion, driven by stable core deposit relationships. Excluding acquired deposits, organic growth totaled $107.5 million, demonstrating the Bank’s ability to sustain long-standing client relationships while continuing to source additional deposit balances.”

RESULTS OF OPERATIONS

In the fourth quarter of 2025, total operating revenue increased to $16.4 million, a 6.3 percent increase from $15.5 million in the prior year and a 1.0 percent decrease from the linked quarter. The year-over-year increase was driven by higher net interest income and incremental expansion in core non-interest income. Net interest income totaled $12.7 million for the quarter, representing a 16.7 percent increase from the prior year, driven by higher interest income on loans, which increased $2.3 million to $17.3 million. Interest expense rose modestly, with higher deposit costs offset in part by lower costs across other funding sources, resulting in a 10.3 percent increase in total interest expense compared to the prior-year quarter. As a result, net interest margin increased 16 basis points year over year to 3.5 percent. Noninterest income declined 18.6 percent from the prior year period to $3.7 million, primarily driven by lower wealth management fees, mortgage loan servicing fees, and other fee-based income. These declines were partially offset by higher customer service fees, gains on the sale of mortgage and non-mortgage loans and increased title insurance revenue. “Our results this quarter reflect continued balance sheet discipline, with funding cost management supporting margin expansion, while noninterest income was impacted by lower activity in certain fee-based businesses,” said Mr. Klein. “We remain focused on maintaining a diversified revenue mix and executing on long-term growth priorities.”

Mortgage Loan Business

Net mortgage banking revenue for the quarter reached $1.5 million, down $541,000 from the prior-year quarter. Loan servicing fees added $928,000 to revenue, reflecting an increase of $42,000 from the prior-year quarter. The OMSR net valuation adjustment for the fourth quarter of 2025 was a negative $157,000 compared to a recapture of $288,000 in the fourth quarter of 2024.

Mortgage Banking ($ in thousands)	Dec. 2025	Sep. 2025	Jun. 2025	Mar. 2025	Dec. 2024	Prior Year Growth
Mortgage originations	$72,398	$67,609	$97,901	$39,775	$72,534	$(136)
Mortgage sales	70,361	66,408	74,313	39,279	62,301	8,060
Mortgage servicing portfolio	1,479,982	1,470,360	1,456,374	1,432,184	1,427,318	52,664
Mortgage servicing rights	15,254	15,347	15,458	14,965	14,868	386

Revenue
Loan servicing fees	928	914	904	894	886	42
OMSR amortization	(572)	(455)	(469)	(294)	(358)	(214)
Net administrative fees	356	459	435	600	528	(172)
OMSR valuation adjustment	(157)	(301)	159	11	288	(445)
Net loan servicing fees	199	158	594	611	816	(617)
Gain on sale of mortgages	1,272	1,328	1,566	849	1,196	76
Mortgage banking revenue, net	$1,471	$1,486	$2,160	$1,460	$2,012	$(541)

Noninterest Income and Noninterest Expense

“Noninterest income for the fourth quarter of 2025 totaled $3.7 million, a decrease of $849,000 or 18.6 percent from the prior-year quarter, driven primarily by a decline in mortgage loan servicing fees and other fee-based income. Despite the year over year decline, noninterest revenue base remains well diversified, with gains on the sale of mortgage loans increasing $76,000 and customer servicing fees increasing $50,000, helping to partially offset lower fee activity,” Mr. Klein noted.

Noninterest Income/Noninterest Expense ($ in thousands, except ratios)	Dec. 2025	Sep. 2025	Jun. 2025	Mar. 2025	Dec. 2024	Prior Year Growth
Noninterest Income (NII)	$3,708	$4,244	$5,048	$4,107	$4,557	$(849)
NII / Total Revenue	22.6%	25.6%	29.4%	26.7%	29.5%	-6.9%
NII / Average Assets	1.0%	1.1%	1.4%	1.1%	1.3%	-0.3%
Total Revenue Growth	6.3%	15.9%	22.3%	17.2%	2.2%	4.1%

Noninterest Expense (NIE)	$11,239	$11,498	$11,852	$12,410	$11,003	$236
Efficiency Ratio	68.1%	69.0%	68.9%	80.0%	71.1%	-3.0%
NIE / Average Assets	2.9%	3.0%	3.2%	3.4%	3.2%	-0.3%
Net Noninterest Expense/Avg. Assets	-1.9%	-1.9%	-1.8%	-2.3%	-1.8%	-0.1%
Total Expense Growth	2.1%	4.5%	11.1%	20.7%	6.1%	-4.0%

Noninterest expense for the fourth quarter of 2025 totaled $11.2 million, an increase of 2.1 percent from the prior-year period, driven primarily by higher net occupancy costs, state and local taxes, and other noninterest expenses. These increases were partially offset by lower salary and benefit expenses, as well as reduction in professional fees and marketing costs. “Our efficiency ratio for the fourth quarter of 2025 was 68.1 percent, reflecting continued discipline in expense management as we balanced targeted investments with revenue performance,” stated Mr. Klein.

Balance Sheet

As of December 31, 2025, SB Financial reported total assets of $1.55 billion, an increase from the linked quarter and the previous year. Year-over-year growth was primarily driven by strong growth in the loan portfolio, which reached $1.18 billion, marking a $133.9 million or 12.8 percent increase year over year. Loan growth also included $18.2 million in loans added with the completion of the Marblehead acquisition. Cash increased by $45.6 million from the prior year, from investment portfolio runoff and deposit growth. Key metrics this quarter included our loan-to-deposit ratio of 90.3 percent and our loan to asset ratio of 76 percent, both of which remain within the upper range of the Company’s target levels.

Total deposits increased to $1.31 billion, growing $154.6 million, or 13.4 percent, year over year, including $47.1 million in low-cost deposits from the acquisition and $107.5 million of organic deposit growth. Organic growth was supported by continued deposit gathering activity and customer engagement across SB Financial’s markets. Shareholders’ equity totaled $141.2 million at quarter end, representing an increase of $13.7 million from the prior year, or an increase of $3.01 per share, reflecting earnings retention and disciplined balance sheet management.

During the fourth quarter, SB Financial repurchased approximately 32,000 shares, a decrease from the prior quarter, reflecting management’s disciplined capital deployment and its assessment of market conditions and capital priorities during the period. The Company remains focused on a balanced approach to capital management, prioritizing shareholder returns through dividends and share repurchases, while maintaining flexibility to support organic growth, strategic opportunities, and capital strength.

“As we move into the first quarter of 2026, the Company remains well positioned, supported by a strong balance sheet, solid asset quality and disciplined approach to capital management,” said Mr. Klein. “Loan balances continued to grow over the past year, driven by steady client activity and consistent execution across our markets, while credit performance and reserve coverage remained sound. While we navigated variability across certain revenue categories during the quarter, our diversified business model and funding profile continue to provide stability. Looking ahead, we remain focused on prudent organic growth, disciplined expense management, and thoughtful capital deployment to support sustainable performance and long-term shareholder value.

Loan Balances

($ in thousands, except ratios)	Dec. 2025	Sep. 2025	Jun. 2025	Mar. 2025	Dec. 2024	Annual Growth
Commercial	$113,878	$117,581	$118,984	$125,878	$124,764	$(10,886)
% of Total	9.6%	10.6%	10.9%	11.6%	11.9%	-8.7%
Commercial RE	596,983	535,307	525,671	509,518	479,573	117,410
% of Total	50.6%	48.2%	48.0%	46.8%	45.8%	24.5%
Agriculture	76,514	65,150	60,924	61,443	64,680	11,834
% of Total	6.5%	5.9%	5.6%	5.6%	6.2%	18.3%
Residential RE	304,741	309,140	310,126	319,307	308,378	(3,637)
% of Total	25.8%	27.8%	28.3%	29.3%	29.5%	-1.2%
Consumer & Other	88,475	83,367	79,014	72,128	69,340	19,135
% of Total	7.5%	7.5%	7.2%	6.6%	6.6%	27.6%
Total Loans	$1,180,591	$1,110,545	$1,094,719	$1,088,274	$1,046,735	$133,856
Total Growth Percentage						12.8%

Deposit Balances

($ in thousands, except ratios)	Dec. 2025	Sep. 2025	Jun. 2025	Mar. 2025	Dec. 2024	Annual Growth
Non-Int DDA	$254,063	$246,725	$241,245	$240,446	$232,155	$21,908
% of Total	19.4%	19.5%	19.3%	18.9%	20.1%	9.4%
Interest DDA	202,501	194,420	205,581	208,583	201,085	1,416
% of Total	15.5%	15.4%	16.4%	16.4%	17.4%	0.7%
Savings	296,484	290,111	282,311	285,902	237,987	58,497
% of Total	22.7%	23.0%	22.6%	22.5%	20.6%	24.6%
Money Market	280,896	261,953	249,536	257,013	222,161	58,735
% of Total	21.5%	20.7%	20.0%	20.2%	19.3%	26.4%
Time Deposits	273,300	269,313	271,149	279,276	259,217	14,083
% of Total	20.9%	21.3%	21.7%	22.0%	22.5%	5.4%
Total Deposits	$1,307,244	$1,262,522	$1,249,822	$1,271,220	$1,152,605	$154,639
Total Growth Percentage						13.4%

Asset Quality

As of December 31, 2025, SB Financial continued to report strong asset quality metrics. Nonperforming assets totaled $4.7 million, representing 0.30 percent of total assets, a decrease of $833,000 from $5.5 million or 0.40 percent of total assets, in the prior year, and a modest decline from the linked quarter, which reported nonperforming assets of $4.9 million or 0.32 percent of total assets.

The allowance for credit losses remained strong at 1.36 percent of total loans, providing coverage of 351.9 percent of nonperforming loans. This level was consistent with the linked quarter and represented a meaningful improvement compared to the prior year period, consistent with the Company’s disciplined credit risk framework. Net loan charge-offs to average loans remained modest at four basis points, increasing slightly from zero basis points in the linked quarter and improving from seven basis points in the prior year. Collectively, these metrics reflect SB Financial’s continued emphasis on disciplined underwriting and effective credit administration.

“Our credit results this quarter reflect continued stability across the loan portfolio and further progress in managing problem assets,” said Mr. Klein “Nonperforming assets declined from the prior quarter as we maintained disciplined credit standards, while reserve coverage and charge-off levels remained consistent with our risk appetite. We will continue to emphasize disciplined underwriting and proactive credit management as we support measured growth across our markets.”

Nonperforming Assets ($ in thousands, except ratios)	Dec. 2025	Sep. 2025	Jun. 2025	Mar. 2025	Dec. 2024	Annual Change
Commercial & Agriculture	$2,256	$2,243	$3,274	$3,418	$2,927	$(671)
% of Total Com./Ag. loans	1.18%	1.23%	1.82%	1.82%	1.55%	-22.9%
Commercial RE	771	778	816	798	807	(36)
% of Total CRE loans	0.13%	0.15%	0.16%	0.16%	0.17%	-4.5%
Residential RE	1,322	1,400	1,577	1,608	1,539	(217)
% of Total Res. RE loans	0.43%	0.45%	0.51%	0.50%	0.50%	-14.1%
Consumer & Other	230	195	205	227	243	(13)
% of Total Con./Oth. loans	0.26%	0.23%	0.26%	0.31%	0.35%	-5.3%
Total Nonaccruing Loans	4,579	4,616	5,872	6,051	5,516	(937)
% of Total loans	0.39%	0.42%	0.54%	0.56%	0.53%	-17.0%
Foreclosed Assets and Other Assets	104	237	284	73	-	104
Total Change (%)						N/M
Total Nonperforming Assets	$4,683	$4,853	$6,156	$6,124	$5,516	$(833)
% of Total assets	0.30%	0.32%	0.41%	0.41%	0.40%	-15.10%

Webcast and Conference Call

The Company will hold the fourth quarter 2025 earnings conference call and webcast on January 30, 2026, at 11:00 a.m. EST. Interested parties may access the conference call by dialing 1-888-338-9469. The webcast can be accessed at ir.yourstatebank.com. An audio replay of the call will be available on the Company’s website.

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company for the State Bank & Trust Company (State Bank) and SBFG Title, LLC dba Peak Title (Peak Title). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, private client services, mortgage banking and commercial and agricultural lending, operating through a total of 27 offices: 25 in eleven Ohio counties and two in Northeast, Indiana, and 27 ATMs. State Bank has four loan production offices located throughout the Tri-State region of Ohio, Indiana and Michigan. Peak Title provides title insurance and title opinions throughout the Tri-State and Kentucky. SB Financial’s common stock is listed on the NASDAQ Capital Market with the ticker symbol “SBFG”.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking industry, changes in economic conditions in the market areas in which SB Financial and its subsidiaries operate, changes in policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in SB Financial and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, the loss of key personnel and other risks identified in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically pre-tax, pre-provision income, tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, total interest income – FTE, net interest income – FTE and net interest margin – FTE are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. In addition, the Company excludes the OMSR valuation adjustment and any gain on sale of assets from net income to report a non-GAAP adjusted net income level. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Investor Contact Information:

Mark A. Klein

Chairman, President and

Chief Executive Officer

Mark.Klein@YourStateBank.com

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

Tony.Cosentino@YourStateBank.com

SB FINANCIAL GROUP, INC.

CONSOLIDATED BALANCE SHEETS - (Unaudited)

	December	September	June	March	December
($ in thousands)	2025	2025	2025	2025	2024
ASSETS
Cash and due from banks	$71,543	$85,025	$79,463	$105,145	$25,928
Interest bearing time deposits	1,140	2,025	1,565	1,565	1,565
Available-for-sale securities	188,626	193,190	195,955	199,721	201,587
Loans held for sale	1,761	4,736	12,774	4,286	6,770
Loans, net of unearned income	1,180,591	1,110,545	1,094,719	1,088,274	1,046,735
Allowance for credit losses	(16,114)	(15,943)	(15,645)	(15,391)	(15,096)
Premises and equipment, net	21,688	21,764	21,857	21,875	20,456
Federal Reserve and FHLB Stock, at cost	5,610	5,466	5,466	5,340	5,223
Foreclosed assets	104	237	284	73	-
Interest receivable	5,490	5,455	5,299	5,072	4,908
Goodwill	27,158	27,158	27,158	27,158	23,239
Cash value of life insurance	32,208	32,004	31,060	30,871	30,685
Mortgage servicing rights	15,254	15,347	15,458	14,965	14,868
Other assets	10,308	9,254	10,888	12,048	12,649
Total assets	$1,545,367	$1,496,263	$1,486,301	$1,501,002	$1,379,517

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non interest bearing demand	$254,063	$246,725	$241,245	$240,446	$232,155
Interest bearing demand	202,501	194,420	205,581	208,583	201,085
Savings	296,484	290,111	282,311	285,902	237,987
Money market	280,896	261,953	249,536	257,013	222,161
Time deposits	273,300	269,313	271,149	279,276	259,217
Total deposits	1,307,244	1,262,522	1,249,822	1,271,220	1,152,605

Short-term borrowings	9,230	10,976	15,640	11,058	10,585
Federal Home Loan Bank advances	35,000	35,000	35,000	35,000	35,000
Trust preferred securities	10,310	10,310	10,310	10,310	10,310
Subordinated debt net of issuance costs	19,739	19,726	19,715	19,702	19,690
Interest payable	2,460	2,739	2,258	2,634	2,351
Other liabilities	20,148	18,051	19,908	19,552	21,468
Total liabilities	1,404,131	1,359,324	1,352,653	1,369,476	1,252,009

Shareholders' Equity
Common stock	61,319	61,319	61,319	61,319	61,319
Additional paid-in capital	15,160	15,086	15,139	14,955	15,194
Retained earnings	126,311	123,370	120,273	117,397	116,186
Accumulated other comprehensive loss	(21,481)	(23,412)	(25,492)	(26,872)	(30,234)
Treasury stock	(40,073)	(39,424)	(37,591)	(35,273)	(34,957)
Total shareholders' equity	141,236	136,939	133,648	131,526	127,508

Total liabilities and shareholders' equity	$1,545,367	$1,496,263	$1,486,301	$1,501,002	$1,379,517

SB FINANCIAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

	At and for the Three Months Ended					Twelve Months Ended
($ in thousands, except per	December	September	June	March	December	December	December
share & ratios)	2025	2025	2025	2025	2024	2025	2024
Interest income
Loans
Taxable	$17,234	$16,449	$16,059	$15,244	$14,920	$64,986	$56,863
Tax exempt	107	117	116	115	122	455	496
Securities
Taxable	1,096	1,097	1,133	1,169	1,178	4,495	4,870
Tax exempt	36	35	35	38	35	144	146
Other interest income	799	1,111	1,124	806	592	3,840	1,974
Total interest income	19,272	18,809	18,467	17,372	16,847	73,920	64,349
Interest expense
Deposits	5,820	5,721	5,597	5,352	5,169	22,490	21,035
Repurchase agreements & other	22	28	21	24	41	95	154
Federal Home Loan Bank advances	370	369	366	362	369	1,467	1,721
Trust preferred securities	154	162	161	160	177	637	739
Subordinated debt	194	195	194	195	194	778	778
Total interest expense	6,560	6,475	6,339	6,093	5,950	25,467	24,427

Net interest income	12,712	12,334	12,128	11,279	10,897	48,453	39,922
Provision for credit losses	198	124	597	387	(76)	1,306	124

Net interest income after provision for credit losses	12,514	12,210	11,531	10,892	10,973	47,147	39,798
Noninterest income
Wealth management fees	900	912	859	864	916	3,535	3,511
Customer service fees	892	887	886	879	842	3,544	3,467
Gain on sale of mtg. loans & OMSR	1,272	1,328	1,566	849	1,196	5,015	4,565
Mortgage loan servicing fees, net	199	158	594	611	816	1,562	2,183
Gain on sale of non-mortgage loans	38	8	82	15	10	143	145
Title insurance revenue	525	544	582	397	478	2,048	1,635
Other	(118)	407	479	492	299	1,260	1,311
Total noninterest income	3,708	4,244	5,048	4,107	4,557	17,107	17,017

Noninterest expense
Salaries and employee benefits	6,047	6,198	6,595	6,237	6,185	25,077	23,603
Net occupancy expense	822	801	793	893	702	3,309	2,884
Equipment expense	1,154	1,188	1,121	1,072	1,127	4,535	4,333
Data processing fees	790	723	888	1,439	821	3,840	3,075
Professional fees	805	863	892	1,034	895	3,594	2,927
Marketing expense	122	174	190	165	207	651	821
Telephone and communication expense	124	123	125	139	136	511	525
Postage and delivery expense	140	157	107	137	116	541	447
State, local and other taxes	331	268	268	224	224	1,091	907
Employee expense	158	255	176	174	168	763	733
Other expenses	746	748	697	896	422	3,087	2,704
Total noninterest expense	11,239	11,498	11,852	12,410	11,003	46,999	42,959

Income before income tax expense	4,983	4,956	4,727	2,589	4,527	17,255	13,856
Income tax expense	1,065	910	875	431	892	3,281	2,386

Net income	$3,918	$4,046	$3,852	$2,158	$3,635	$13,974	$11,470

Common share data:
Basic earnings per common share	$0.63	$0.64	$0.60	$0.33	$0.55	$2.19	$1.72
Diluted earnings per common share	$0.63	$0.64	$0.60	$0.33	$0.55	$2.19	$1.72

Average shares outstanding (in thousands):
Basic:	6,252	6,297	6,448	6,481	6,575	6,369	6,660
Diluted:	6,266	6,311	6,459	6,502	6,599	6,388	6,680

SB FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

($ in thousands, except per share & ratios)	At and for the Three Months Ended					Twelve Months Ended
	December	September	June	March	December	December	December
SUMMARY OF OPERATIONS	2025	2025	2025	2025	2024	2025	2024

Net interest income	$12,712	$12,334	$12,128	$11,279	$10,897	$48,453	$39,922
Tax-equivalent adjustment	38	40	40	41	42	159	171
Tax-equivalent net interest income	12,750	12,374	12,168	11,320	10,939	48,612	40,093
Provision for credit loss	198	124	597	387	(76)	1,306	124
Noninterest income	3,708	4,244	5,048	4,107	4,557	17,107	17,017
Total operating revenue	16,420	16,578	17,176	15,386	15,454	65,560	56,939
Noninterest expense	11,239	11,498	11,852	12,410	11,003	46,999	42,959
Pre-tax pre-provision income	5,181	5,080	5,324	2,976	4,451	18,561	13,980
Net income	3,918	4,046	3,852	2,158	3,635	13,974	11,470

PER SHARE INFORMATION:
Basic earnings per share (EPS)	0.63	0.64	0.60	0.33	0.55	2.19	1.72
Diluted earnings per share	0.63	0.64	0.60	0.33	0.55	2.19	1.72
Common dividends	0.155	0.150	0.150	0.145	0.145	0.600	0.560
Book value per common share	22.65	21.85	21.02	20.29	19.64	22.65	19.64
Tangible book value per common share (TBV)	18.00	17.21	16.44	15.79	16.00	18.00	16.00
Market price per common share	22.27	19.29	19.10	20.82	20.91	22.27	20.91
Market price to TBV	123.7%	112.1%	116.2%	131.8%	130.7%	123.7%	130.7%
Market price to trailing 12 month EPS	10.1	9.1	10.4	12.2	12.1	10.1	12.1

PERFORMANCE RATIOS:
Return on average assets (ROAA)	1.01%	1.07%	1.03%	0.60%	1.04%	0.93%	0.84%
Pre-tax pre-provision ROAA	1.34%	1.34%	1.42%	0.83%	1.27%	1.33%	1.10%
Return on average equity (ROE)	11.08%	12.08%	11.67%	6.63%	11.07%	10.38%	9.19%
Return on average tangible equity	13.97%	15.47%	14.97%	8.32%	13.51%	13.22%	11.34%
Efficiency ratio	68.09%	69.00%	68.90%	80.00%	71.09%	71.33%	75.33%
Earning asset yield	5.32%	5.31%	5.29%	5.23%	5.15%	5.28%	4.91%
Cost of interest bearing liabilities	2.34%	2.33%	2.33%	2.32%	2.35%	2.33%	2.48%
Net interest margin	3.51%	3.48%	3.48%	3.40%	3.33%	3.46%	3.05%
Tax equivalent effect	0.01%	0.02%	0.01%	0.01%	0.01%	0.01%	0.01%
Net interest margin, tax equivalent	3.52%	3.50%	3.49%	3.41%	3.34%	3.47%	3.06%
Non interest income/Average assets	0.96%	1.12%	1.35%	1.14%	1.30%	1.14%	1.25%
Non interest expense/Average assets	2.90%	3.04%	3.17%	3.45%	3.14%	3.13%	3.16%
Net noninterest expense/Average assets	-1.94%	-1.92%	-1.82%	-2.31%	-1.84%	-1.99%	-1.91%

ASSET QUALITY RATIOS:
Gross charge-offs	133	11	49	86	195	279	290
Recoveries	3	9	3	2	13	17	40
Net charge-offs	130	2	46	84	182	262	250
Nonperforming loans/Total loans	0.39%	0.42%	0.54%	0.56%	0.53%	0.39%	0.53%
Nonperforming assets/Loans & OREO	0.40%	0.44%	0.56%	0.56%	0.53%	0.40%	0.53%
Nonperforming assets/Total assets	0.30%	0.32%	0.41%	0.41%	0.40%	0.30%	0.40%
Allowance for credit loss/Nonperforming loans	351.91%	345.39%	266.43%	254.35%	273.68%	351.91%	273.68%
Allowance for credit loss/Total loans	1.36%	1.44%	1.43%	1.41%	1.44%	1.36%	1.44%
Net loan charge-offs/Average loans (ann.)	0.04%	0.00%	0.02%	0.03%	0.07%	0.02%	0.02%
Loan loss provision/Net charge-offs	N/M	N/M	N/M	N/M	N/M	N/M	N/M

CAPITAL & LIQUIDITY RATIOS:
Loans/ Deposits	90.31%	87.96%	87.59%	85.61%	90.81%	90.31%	90.81%
Equity/ Assets	9.14%	9.15%	8.99%	8.76%	9.24%	9.14%	9.24%
Tangible equity/Tangible assets	7.40%	7.35%	7.17%	6.96%	7.66%	7.40%	7.66%
Common equity tier 1 ratio (Bank)	11.78%	12.48%	12.53%	12.35%	13.43%	11.78%	13.43%

END OF PERIOD BALANCES
Total assets	1,545,367	1,496,263	1,486,301	1,501,002	1,379,517	1,545,367	1,379,517
Total loans	1,180,591	1,110,545	1,094,719	1,088,274	1,046,735	1,180,591	1,046,735
Deposits	1,307,244	1,262,522	1,249,822	1,271,220	1,152,605	1,307,244	1,152,605
Shareholders equity	141,236	136,939	133,648	131,526	127,508	141,236	127,508
Goodwill and intangibles	28,989	29,048	29,107	29,125	23,597	28,989	23,597
Tangible equity	112,247	107,891	104,541	102,401	103,911	112,247	103,911
Mortgage servicing portfolio	1,479,982	1,470,360	1,456,374	1,432,184	1,427,318	1,479,982	1,427,318
Wealth/Brokerage assets under care	566,004	563,036	536,836	519,158	547,697	566,004	547,697
Total assets under care	3,591,353	3,529,659	3,479,511	3,452,344	3,354,532	3,591,353	3,354,532
Full-time equivalent employees	252	253	256	262	252	252	252
Period end common shares outstanding	6,236	6,268	6,359	6,483	6,494	6,236	6,494
Market capitalization (all)	138,883	120,907	121,453	134,982	135,780	138,883	135,780

AVERAGE BALANCES
Total assets	1,536,215	1,502,389	1,498,756	1,459,896	1,395,473	1,499,323	1,361,274
Total earning assets	1,436,207	1,404,330	1,399,485	1,346,354	1,301,872	1,398,888	1,267,794
Total loans	1,158,567	1,104,175	1,076,328	1,076,328	1,040,580	1,108,531	1,014,375
Deposits	1,299,512	1,270,783	1,270,798	1,227,449	1,163,531	1,267,201	1,130,973
Shareholders equity	140,315	132,866	132,353	131,944	130,647	134,606	124,742
Goodwill and intangibles	29,027	29,077	29,116	26,714	23,605	28,865	23,629
Tangible equity	111,288	103,789	103,237	105,230	107,042	105,741	101,113
Average basic shares outstanding	6,252	6,297	6,448	6,481	6,575	6,369	6,660
Average diluted shares outstanding	6,266	6,311	6,459	6,502	6,599	6,388	6,680

SB FINANCIAL GROUP, INC.
Rate Volume Analysis - (Unaudited)

For the Three and Twelve Months Ended Dec. 31, 2025 and 2024

	Three Months Ended Dec. 31, 2025			Three Months Ended Dec. 31, 2024
($ in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Taxable securities	$192,092	$1,096	2.26%	$205,848	$1,321	2.55%
Overnight Cash	79,464	799	3.99%	49,141	449	3.63%
Nontaxable securities	6,084	36	2.35%	6,303	35	2.21%
Loans, net	1,158,567	17,341	5.94%	1,040,580	15,042	5.75%
Total earning assets	1,436,207	19,272	5.32%	1,301,872	16,847	5.15%
Cash on hand	5,449			4,262
Allowance for loan losses	(16,044)			(15,070)
Premises and equipment	21,832			20,642
Other assets	88,771			83,767
Total assets	$1,536,215			$1,395,473

Liabilities
Savings, MMDA and interest bearing demand	$764,806	$3,468	1.80%	$669,987	$2,803	1.66%
Time deposits	272,398	2,352	3.43%	259,093	2,366	3.63%
Repurchase agreements & other	10,709	22	0.82%	13,229	41	1.23%
Advances from Federal Home Loan Bank	35,000	370	4.19%	35,000	369	4.19%
Trust preferred securities	10,310	154	5.93%	10,310	177	6.83%
Subordinated debt	19,731	194	3.90%	19,674	194	3.92%
Total interest bearing liabilities	1,112,954	6,560	2.34%	1,007,293	5,950	2.35%
Non interest bearing demand	262,308	-		234,451	-
Total funding	1,375,262		1.89%	1,241,744		1.91%
Other liabilities	20,638			23,082
Total liabilities	1,395,900			1,264,826
Equity	140,315			130,647
Total liabilities and equity	$1,536,215			$1,395,473

Net interest income		$12,712			$10,897

Net interest income as a percent of average interest-earning assets - GAAP measure			3.51%			3.33%

Net interest income as a percent of average interest-earning assets - non GAAP - Computed on a fully tax equivalent (FTE) basis			3.52%			3.34%

	Twelve Months Ended Dec. 31, 2025			Twelve Months Ended Dec. 31, 2024
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Taxable securities	$196,831	$4,495	2.28%	$247,026	$5,490	2.22%
Overnight Cash	87,283	3,840	4.40%	43,171	1,354	3.14%
Nontaxable securities	6,243	144	2.31%	6,393	146	2.28%
Loans, net	1,108,531	65,441	5.90%	1,014,375	57,359	5.65%
Total earning assets	1,398,888	73,920	5.28%	1,310,965	64,349	4.91%
Cash on hand	5,390			4,388
Allowance for loan losses	(15,631)			(15,536)
Premises and equipment	21,624			20,929
Other assets	89,052			40,528
Total assets	$1,499,323			$1,361,274

Liabilities
Savings, MMDA and interest bearing demand	$742,153	$13,092	1.76%	$643,710	$11,073	1.72%
Time deposits	273,228	9,398	3.44%	259,818	9,962	3.83%
Repurchase agreements & Other	12,085	95	0.79%	14,336	154	1.07%
Advances from Federal Home Loan Bank	35,011	1,467	4.19%	39,092	1,721	4.40%
Trust preferred securities	10,310	637	6.18%	10,310	739	7.17%
Subordinated debt	19,713	778	3.95%	19,665	778	3.96%
Total interest bearing liabilities	1,092,500	25,467	2.33%	986,931	24,427	2.48%
Non interest bearing demand	251,820		1.89%	227,445		2.01%
Total funding	1,344,320			1,214,376
Other liabilities	20,397			22,156
Total liabilities	1,364,717			1,236,532
Equity	134,606			124,742
Total liabilities and equity	$1,499,323			$1,361,274

Net interest income		$48,453			$39,922

Net interest income as a percent of average interest-earning assets - GAAP measure			3.46%			3.05%

Net interest income as a percent of average interest-earning assets - non GAAP - Computed on a fully tax equivalent (FTE) basis			3.47%			3.06%

Non-GAAP reconciliation	Three Months Ended		Twelve Months Ended
($ in thousands, except per share & ratios)	Dec. 31, 2025	Dec. 31, 2024	Dec. 31, 2025	Dec. 31, 2024
Total Operating Revenue	$16,420	$14,454	$65,560	$56,939
Adjustment to (deduct)/add OMSR recapture/impairment *	157	(288)	289	(42)
Adjusted Total Operating Revenue	16,577	14,166	65,849	56,897

Total Operating Expense	11,239	11,003	46,999	42,959
Adjustment for merger expenses	-	-	(726)	-
Adjusted Total Operating Expense	11,239	11,003	46,273	42,959

Income before Income Taxes	4,983	4,527	17,255	13,856
Adjustment for OMSR*/Merger Expenses	157	(288)	1,015	(42)
Adjusted Income before Income Taxes	5,140	4,239	18,270	13,814

Provision for Income Taxes	1,065	892	3,281	2,386
Adjustment for OMSR/Merger Expenses **	33	(60)	213	(9)
Adjusted Provision for Income Taxes	1,098	832	3,494	2,377

Net Income	3,918	3,635	13,974	11,470
Adjustment for OMSR*/Merger Expenses	124	(228)	802	(33)
Adjusted Net Income	4,042	3,407	14,776	11,437

Diluted Earnings per Share	0.63	0.55	2.19	1.72
Adjustment for OMSR*/Merger Expenses	0.02	(0.03)	0.13	(0.00)
Adjusted Diluted Earnings per Share	$0.65	$0.52	$2.31	$1.71

Return on Average Assets	1.01%	1.04%	0.93%	0.84%
Adjustment for OMSR*/Merger Expenses	0.01%	-0.02%	0.05%	0.00%
Adjusted Return on Average Assets	1.02%	1.02%	0.98%	0.84%

*	valuation adjustment to the Company's mortgage servicing rights

**	tax effect is calculated using a 21% statutory federal corporate income tax rate